Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227051

Prospectus Supplement

(To Prospectus dated September 17, 2018)

Up to $12,000,000

Wireless Telecom Group Inc.

Common Stock

This prospectus supplement and the accompanying prospectus relates to the issuance and sale of up to $12,000,000 of shares of our common stock from time to time through our sales agent, B. Riley Securities, Inc., or B. Riley Securities. These sales, if any, will be made pursuant to the terms of the At Market Issuance Sales Agreement, or the Sales Agreement, between us and the sales agent.

Our shares of common stock are listed on the NYSE American under the symbol “WTT”. The last reported sales price of our shares of common stock on July 16, 2021 was $3.13 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75,000,000. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $70.5 million based upon 17,328,000 shares of our outstanding stock held by non-affiliates at the per share price of $4.07 on June 30, 2021, which was the highest closing price within the last 60 days prior to the date of this filing. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of July 16, 2021, is equal to approximately $23.5 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold no securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its reasonable best efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds of the sales price of common stock that they sell. See “Plan of Distribution”. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, B. Riley Securities will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying prospectus and in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the “SEC,” on March 19, 2021 or in other reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES

The date of this prospectus supplement is July 21, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying prospectus, and in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into the prospectus supplement and the accompanying prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” and the “Company,” refer to Wireless Telecom Group, Inc., a New Jersey corporation, together with its subsidiaries.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about our expectations that our existing cash balance, cash generated by operations and availability under our Credit Facility will be sufficient to meet our liquidity needs for the next twelve months; our expectation to realize tax benefits in future periods and our expectation that uncertainties around the impact of the ongoing COVID-19 pandemic might extend to our business through the second half of the year. These statements involve risks and uncertainties. These statements are based on the Company’s current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ongoing impact that the COVID-19 pandemic will have on our business, including on our supply chain, and the general economy in the future, our dependency on capital spending on data and communication networks by our customers and end users, our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business, the impact of the loss of any significant customers, the ability of our management to successfully implement our business plan and strategy, our ability to raise additional capital to fund our operations given our degree of leverage, product demand and development of competitive technologies in our market sector, the impact of competitive products and pricing, our abilities to protect our intellectual property rights, and our ability to manage risks related to our information technology and cyber security, among others. The statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are as of the date of such document and are based on the Company’s current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected in any such document.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, or that is incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Company Overview

We specialize in the design and manufacture of advanced radio frequency (“RF”) and microwave devices which enable the development, testing and deployment of wireless technology. We provide unique, highly customized and configured solutions which drive innovation across a wide range of traditional and emerging wireless technologies.

Our customers include wireless carriers, aerospace and defense companies, military and government agencies, satellite communication companies, network equipment manufacturers, tower companies, semiconductor companies, system integrators, neutral host providers, medical device manufacturers and other global technology companies.

Our products include components, modules, instruments, systems and software used across the lifecycle of wireless connectivity and communication development, deployment and testing. Our services include software customization, calibration, repair and maintenance. Our customers use these products in the development and deployment of long-term evolution (“LTE”) and 5G private networks, small cell solution development and deployment, 5G test environments, automated test environments, research labs, network densification and deployment, expansion and upgrade of distributed antenna systems, and medical device manufacturing. In addition, the Company’s products are used in the development and testing of satellite communication systems, radar systems, semiconductor manufacturing, automotive electronics and avionics.

Brands and Products

Microlab

Microlab designs and manufactures a wide selection of RF components and integrated subsystems for signal conditioning and distribution in the wireless infrastructure markets as well as for use in medical devices. Microlab products are used in small cell deployments, distributed antenna systems, in-building wireless solutions and cellular base-stations. In 2020, Microlab expanded its portfolio of RF components for ultra-wide band frequency ranges enabling the deployment of commercial wireless networks utilizing new licensed and unlicensed mid-band spectrum allocations. Management believes mid-band spectrum is especially well suited for 5G mobile broadband due to its wide coverage, low latency and high reliability.

Microlab components possess unique capabilities in the area of broadband frequency coverage, minimal loss and low passive intermodulation (“PIM”). High performance components – such as power combiners, directional couplers, attenuators, terminators and filters – are developed for broadband applications to support commercial in-building wireless networks, public safety networks, rail and transportation deployments, corrosive salt/fog environment build-outs and global positioning system (“GPS”) signal distribution.

Along with components and integrated subsystems, the Microlab portfolio also includes system performance monitoring and timing synchronization solutions. These products include a portfolio of GPS digital repeaters and splitters for cellular timing synchronization as well as a passive systems monitor for real-time diagnostics of an in-building distributed antenna system.

S-3

Boonton

Boonton is a leader in high performance RF and microwave test equipment for radar, avionics, electronic warfare, electromagnetic interference compatibility, and satellite and wireless communications applications due to our product quality and measurement speed and accuracy. Used across the semiconductor, military, aerospace, medical and commercial communications industries, Boonton products enable a wide range of power measurements and signal analysis for RF product design, production, maintenance and testing.

Boonton designs and produces electronic test and measurement equipment including power meters, power sensors, voltmeters, and audio and modulation analyzers. These products measure and analyze the performance of RF and microwave systems used by the military and commercial sectors. Boonton products are also used to test terrestrial and satellite communications, radar and telemetry. Certain power meter products are designed for measuring signals based on wideband modulation formats, allowing a variety of measurements to be made, including maximum power, peak power, average power and minimum power.

Noisecom

Noisecom is a leader in RF and microwave noise sources for signal jamming, system impairment, reference level comparison and calibration, receiver robustness testing, and jitter injection due to our product quality and product design flexibility. Noisecom designs and produces noise generation instruments, calibrated noise sources, noise modules and diodes. Noisecom noise products are used to provide wide band interference and test signals for sophisticated commercial communication and defense applications, and as a stable reference standard for advanced systems found in radar applications and satellite communications. Noise source products:

●	simulate challenging signaling conditions in data and radio frequency transmission systems, such as jitter testing for high speed data lines used in modern computer architecture;
●	send signals for noise measurement to allow wireless receivers and transmitters to be optimized;
●	are used for jamming radio frequency signals, blocking or disturbing enemy radar and other communications and insulating and protecting friendly communications; and
●	comprise components in radar systems as part of built-in test equipment to continuously monitor the radar receiver and in-satellite communications where the use of back-up receivers is becoming more common.

Holzworth

Holzworth designs and manufactures specialty phase noise analyzers and signal generators used by aerospace and defense companies, government labs, the semiconductor industry, and network equipment providers. Holzworth products are used in, among other things, research and automated test environments and for quantum computing. Holzworth signal generators are optimized for ultra-low phase noise performance, spectral purity and fast switching speeds and their phase noise analyzers are of the same innovative design philosophy, optimized for measurement speed, z540 traceable accuracy and high reliability while measuring to noise floors at the theoretical limit.

CommAgility

CommAgility develops the software which enables specialized LTE and 5G deployments, applications and private network solutions including the LTE physical layer and stack software, for mobile network and related applications. CommAgility also develops embedded signal processing hardware and RF modules which enable 5G and LTE mobile network and application solutions. Combining the latest digital processing platforms and RF technologies with advanced, industry-leading software, CommAgility provides compact, powerful and reliable products for integration into high performance test equipment, specialized radio and intelligence systems, satellite systems and research and development demonstrators.

S-4

CommAgility engineers work closely with customers to provide hardware and software solutions for the most demanding real-time signal processing, test and control challenges in wireless baseband, private and specialized networks, satellite communications, radar and electronic warfare. Additionally, CommAgility licenses, implements and customizes 5G and LTE physical layer and stack software for private networks supporting satellite communications, the military and aerospace industries, offering our customers’ unique implementation capabilities built on 3rd Generation Partnership Project (“3GPP”) standards.

In January 2020, CommAgility announced a collaboration agreement with NXP Semiconductors in connection with the NXP Layerscape Access Programmable Baseband Processors for 5G New Radio Platforms. The collaboration enables CommAgility to accelerate 5G hardware and software development and enhance the performance of its 5G platform, providing advantages to customers developing 5G solutions and reducing their time of development. The collaboration will help CommAgility address needs for private and specialized network solutions.

Recent Developments

Based on preliminary unaudited results for the three months ended June 30, 2021, the Company estimates revenues of approximately $12.0 million, compared to $11.1 million for same period in 2020, an increase of $900,000, or 8%. Management also expects bookings of approximately $14.5 million for the quarter ended June 30, 2021, compared to $12.8 million of bookings for the quarter ended March 31, 2021, a sequential increase of $1.7 million, or 13%. In addition, management expects to end the second quarter with a backlog of approximately $12.5 million, compared to $10.0 million at March 31, 2021 and $8.3 million at December 31, 2020.

Additionally, as of June 30, 2021 the full amount of the Company’s outstanding loan of $2.0 million under the Paycheck Protection Program (“PPP”) of the 2020 Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) has been forgiven and considered paid in full (including applicable interest). The PPP Loan had previously been recorded as debt on the Company’s balance sheet.

Our financial statements for the three months ended June 30, 2021 are not yet available. Accordingly, the information presented below reflects our preliminary estimates subject to the completion of our financial closing procedures. As a result, these preliminary estimates may differ from the actual results that will be reflected in our financial statements when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

Our expectations with respect to our preliminary estimates for the three months ended June 30, 2021 are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on these preliminary financial results. These estimated preliminary results should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections and our historical consolidated financial statements, including the notes thereto, in our Annual Report on Form 10-K filed with the SEC on March 19, 2021 and in other reports that we filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Corporate Information

We were incorporated in New Jersey in January 1985 under the name Noise Com, Inc. Our name was changed to Wireless Telecom Group, Inc. in November 1995. Our principal executive offices are located at 25 Eastmans Road, Parsippany, New Jersey 07054, and our telephone number is (973) 386-9696. Our website is located at www.wirelesstelecomgroup.com. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

S-5

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Wireless Telecom Group, Inc.

Common stock offered	Shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $12,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, B. Riley Securities, Inc., pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement.

Common stock to be outstanding after this offering(1)	Up to 3,833,866 shares, assuming a sales price of $3.13 per share, which was the closing price on the NYSE American on July 16, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for debt repayment and for certain earn-out payments under the Share Purchase Agreement, dated as of November 13, 2019, by and among the Company and Holzworth Instrumentation Inc., among others, as amended by that certain First Amendment to Share Purchase Agreement, dated as of January 31, 2020 and that certain Second Amendment to Share Purchase Agreement, dated February 19, 2021 (the “Holzworth Purchase Agreement”), as well as research and development expenses. See “Use of Proceeds” beginning on page S-10 of this prospectus.

Risk Factors	Investing in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying prospectus and in our Annual Report on Form 10-K filed with the SEC on March 19, 2021 or in other reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in shares of our common stock.

NYSE American symbol	WTT

(1) The number of shares of our common stock outstanding after the offering is based on 21,660,318 shares of our common stock outstanding as of March 31, 2021, and excludes: and the sale of 3,833,866 shares of our common stock at an assumed offering price of $3.13 per share, the last reported sale price of our common stock on the NYSE American on July 16, 2021, and excludes the following:

●	3,130,000 shares of our common stock issuable upon the exercise of options outstanding as of July 16, 2021, having a weighted average exercise price of $1.51 per share;
●	1,500,000 shares of our common stock reserved for future issuance as of July 16, 2021 under our 2021 Long-Term Incentive Compensation Plan;
●	266,167 shares of common stock reserved for future issuance under our Warrant agreement with Muzinich BDC, Inc. as of February 7, 2020; and
●	an indeterminable number of shares of our common stock that may be used to satisfy the Company’s earnout payment obligations, if any, which may be paid in stock or cash under the Holzworth Purchase Agreement.

S-6

RISK FACTORS

Before you decide to invest in shares of our common stock, you should carefully read and consider the risk factors described below, on page 7 of the accompanying prospectus and in our Annual Report on Form 10-K filed with the SEC on March 19, 2021 or in other reports filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to This Offering

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of our common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways that our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering, if any, for debt repayment and for certain earn-out payments under the Holzworth Purchase Agreement, as well as research and development expenses. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our common stock price to decline.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the trading price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into shares of our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares of our common stock in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of our common stock or the availability of those shares of our common stock for sale will have on the market price of our common stock.

S-7

Because we do not intend to pay dividends for the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We do not intend to pay any dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, our outstanding debt restricts us from paying any dividends or making any other distribution or payment on account of our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley Securities at any time throughout the term of the Sales Agreement. The number of shares that are sold by B. Riley Securities after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period, the limits we set with B. Riley Securities in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

Failure to maintain effective internal controls in accordance with Sarbanes-Oxley could have a material adverse effect on our business and common stock price.

As a public company with SEC reporting obligations, we are required to document and test our internal control procedures to satisfy the requirements of Section 404(b) of Sarbanes-Oxley, which require annual assessments by management of the effectiveness of our internal control over financial reporting. As a smaller reporting company, we are exempt from the auditor attestation requirement of Section 404(b) of Sarbanes-Oxley.

During the course of our assessment, we may identify deficiencies that we are unable to remediate in a timely manner. Testing and maintaining our internal control over financial reporting may also divert management’s attention from other matters that are important to the operation of our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404(b) of Sarbanes-Oxley. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or its effect on our operations. Moreover, any material weaknesses or significant deficiencies in our internal control over financial reporting may impede our ability to file timely and accurate reports with the SEC. Any of the above could cause investors to lose confidence in our reported financial information or our common stock listing on the NYSE American exchange to be suspended or terminated, which could have a negative effect on the trading price of our common stock.

S-8

All of our debt obligations, and any future indebtedness we may incur, will have priority over our shares with respect to payment in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of the Company, our shares of common stock would rank below all debt claims against us. In addition, any convertible or exchangeable securities or other equity securities (including preferred shares) that we may issue in the future may have rights, preferences and privileges more favorable than those of our shares of common stock. Our share capital includes 2,000,000 authorized (but currently unissued) shares of preferred stock. As a result, holders of shares of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of equity securities that rank senior to shares of our common stock, if any, have been satisfied.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock might be influenced by the research and reports that industry or securities analysts publish about us or our business. If any analysts issue adverse or misleading opinions regarding us, our business model, products or stock performance, out stock price could decline and the trading volume of our stock could decline.

If we fail to comply with the continued listing standards of the NYSE American, our common stock could be delisted. If it is delisted, our common stock and the liquidity of our common stock would be impacted.

The continued listing of our common stock on NYSE American is contingent on our continued compliance with a number of listing standards. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer: (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s common stock sells at what the NYSE American considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. There is no assurance that we will remain in compliance with these standards.

Delisting from NYSE American would adversely affect our ability to raise additional financing through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities and negatively affect the value and liquidity of our common stock. Delisting also could limit our strategic alternatives and attractiveness to potential counterparties and have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

S-9

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with B. Riley Securities.

We intend to use the net proceeds from this offering, if any, for term debt repayment, certain earn-out payments related to the Holzworth Purchase Agreement and research and development expenses.

S-10

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2021, was approximately $9.3 million, or approximately $0.43 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities as of March 31, 2021, divided by the number of shares of common stock outstanding as of March 31, 2021.

Our pro forma net tangible book value as of March 31, 2021, was approximately $20.8 million, or $0.82 per share of common stock. Pro forma net tangible book value gives effect to the issuance of approximately 3.8 million shares of our common stock after March 31, 2021 under our at the market offering program for net cash proceeds of approximately $11.5 million.

Pro forma as adjusted net tangible book value is our pro forma net tangible book value, plus the effect of the sale of 3.8 million shares of our common stock in this offering at an assumed public offering price of $3.13 per share (the last reported sale price of our common stock on the NYSE American on July 16, 2021), and after deducting the estimated fees and commissions and estimated offering expenses payable by us. Our pro forma as adjusted net tangible book value as of March 31, 2021, would have been approximately $20.8 million or approximately $0.82 per share of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.39 per share to our existing stockholders, and an immediate dilution of $2.31 per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.13
Net tangible book value per share as of March 31, 2021	$0.43
Pro forma decrease in net tangible book value per share as of March 31, 2021, attributable to the issuance of shares under the ATM prospectus	$(0.07)
Pro forma net tangible book value per share as of March 31, 2021	$0.36
Increase in pro forma net tangible book value per share attributable to investors participating in this offering	$0.45
Pro forma as adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering		$0.82
Dilution per share to new investors in the offering		$2.31

The table above assumes for illustrative purposes that an aggregate of 3,833,866 shares of our common stock are sold at a price of $3.13 per share, the last reported sale price of our common stock on the NYSE American on July 16, 2021, for aggregate gross proceeds of $12.0 million. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.13 per share shown in the table above, assuming we sell the same aggregate 3,833,866 shares, would increase our adjusted net tangible book value per share after this offering to $0.96 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.17 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.13 per share shown in the table above, assuming we sell the same aggregate 3,833,866 shares, would decrease our adjusted net tangible book value per share after this offering to $0.67 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.46 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The table above is based on 21,660,318 shares of common stock outstanding as of March 31, 2021, and excludes:

●	3,130,000 shares of our common stock issuable upon the exercise of options outstanding as of July 16, 2021, having a weighted average exercise price of $1.51 per share;
●	1,500,000 shares of our common stock reserved for future issuance as of July 16, 2021 under our 2021 Long-Term Incentive Plan;
●	266,167 shares of common stock reserved for future issuance under our Warrant agreement with Muzinich BDC, Inc. as of February 7, 2020; and
●	an indeterminable number of shares of our common stock that may be used to satisfy the Company’s earnout payment obligations, if any, which may be paid in stock or cash under the Holzworth Purchase Agreement.

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DESCRIPTION OF CAPITAL STOCK

The description below summarizes the general terms of our common stock. This description is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated by-laws.

Common Stock

Authorized Shares

The Company is authorized to issue 75,000,000 shares of common stock, par value $0.01 per share. All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.

Dividends and Other Distributions

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends.

Liquidation Rights

If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Other Provisions

The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Description of Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without shareholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. The prospectus, prospectus supplement or such other applicable offering document relating to any series of preferred stock we may offer will contain the specific terms of that series, including some or all of the following:

●	the series, the number of shares offered and the liquidation value of the preferred stock;
●	the price at which the preferred stock will be issued;
●	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
●	the voting rights of the preferred stock;
●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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●	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
●	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus, prospectus supplement or such other offering document will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our restated certificate of incorporation and amended and restated by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Restated Certificate of Incorporation and Amended and Restated By-laws

We currently have the following provisions in our restated certificate of incorporation and amended and restated by-laws which could be considered “anti-takeover” provisions:

●	an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;
●	providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;
●	providing a statement that special meetings of our shareholders may only be called by the Chief Executive Officer or our board of directors;
●	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
●	granting our board of directors the authority to amend and repeal our amended and restated by-laws without a shareholder vote. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by our board of directors, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it; and
●	permitting a majority of our board of directors to fix the number of directors.

These provisions may have the effect of delaying, deferring or preventing a change in control.

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Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

●	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,
●	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or
●	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with B. Riley Securities under which we may offer and sell up to $12,000,000 of our shares of common stock from time to time through B. Riley Securities acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify B. Riley Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of such notice, B. Riley Securities has agreed to use its reasonable best efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NYSE American to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and B. Riley Securities is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley Securities a commission at a rate of up to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock and up to 5.0% of the gross proceeds from each block trade of shares of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse B. Riley Securities for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $40,000, plus up to $3,000 quarterly for ongoing diligence requirements, including ongoing legal fees, following the execution date. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to B. Riley Securities under the terms of the Sales Agreement, will be approximately $85,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

B. Riley Securities will provide written confirmation to us before the open on NYSE American on the day following each day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to indemnify B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments B. Riley Securities may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and B. Riley Securities may each terminate the Sales Agreement at any time upon five days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.

B. Riley Securities and its affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees and expenses. In the course of its business, B. Riley Securities may actively trade our securities for its own account or for the accounts of clients, and, accordingly, B. Riley Securities may at any time hold long or short positions in such securities. B. Riley Securities may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, B. Riley Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by B. Riley Securities, and B. Riley Securities may distribute the prospectus supplement and the accompanying prospectus electronically.

S-15

LEGAL MATTERS

Bryan Cave Leighton Paisner LLP, Washington, D.C., will pass upon certain legal matters for us. The validity of the shares of common stock offered by this prospectus will be passed upon for us by McCarter & English, LLP, Newark, New Jersey. Certain legal matters will be passed upon for B. Riley Securities by The NBD Group, Inc., Los Angeles, California.

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EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by PKF O’Connor Davies LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC. Our filings with the SEC, including the filings that are incorporated by reference in this prospectus supplement, are available to the public on the SEC’s website at www.sec.gov. We also make available through our website at www.wirelesstelecomgroup.com, our annual reports, quarterly reports, current reports and other materials we file with or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to: Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054, Attn: Michael Kandell.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are only part of the registration statement on Form S-3 filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and its exhibits. For further information about us and our securities, we refer you to the registration statement and to its exhibits. The full registration statement can be obtained from the SEC as indicated above.

S-18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated into this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 19, 2021;
●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 13, 2021;
●	Our Current Reports on Form 8-K filed on February 25, 2021, April 5, 2021 (excluding the information furnished under Item 7.01 and the related exhibit), and June 7, 2021; and
●	The description of our Common Stock contained in our Current Report on Form 8-K filed with the SEC on August 27, 2018.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents, and will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or in any report previously incorporated by reference herein and therein. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus, except as so amended, modified or superseded.

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered herewith (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054, Attn: Michael Kandell.

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PROSPECTUS

$40,000,000

Wireless Telecom Group, Inc.

COMMON STOCK ($0.01 PAR VALUE)

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $40,000,000.

This prospectus provides a general description of the terms that may apply to an offering of our common stock. Each time we offer shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our common stock.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement

Our common stock is listed on the NYSE American under the symbol “WTT.” On August 24, 2018, the closing price of our common stock was $1.82 per share.

As of July 16, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $41,426,564 based on 18,494,002 shares of common stock held by non-affiliates and the last reported sale price of our common stock on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

September 17, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock in one or more offerings in amounts that we will determine from time to time, up to a total aggregate offering price of $40,000,000. This prospectus provides you with a general description of our common stock.

In this prospectus, “we,” “us,” “our,” and the “Company”” refer to Wireless Telecom Group, Inc., a New Jersey corporation, together with its subsidiaries.

For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Each time we sell shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

Neither we, nor any agent, underwriter, dealer, salesperson or other person has authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus in connection with the offer made by this prospectus, any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus, any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is correct on any date after their respective dates or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any related free writing prospectus may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

Special note REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

 Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the reports referenced in the section entitled “Risk Factors” in this prospectus.

 You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov as described under the heading “Where You Can Find More Information.”

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Prospectus summary

This summary highlights certain information about us and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the financial statements and notes thereto appearing in our Annual and Quarterly Reports, which are incorporated herein by reference. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus carefully, including the matters set forth under the caption “Risk Factors,” any accompanying prospectus supplement and the other documents incorporated by reference herein and therein.

Business Overview

Wireless Telecom Group specializes in the design and manufacture of advanced radio frequency and microwave devices which enable the development, testing and deployment of wireless technology. The Company provides unique, highly customized and configured solutions which drive innovation across a wide range of traditional and emerging wireless technologies.

Wireless Telecom Group is comprised of four brands – Microlab, Boonton, Noisecom, and CommAgility – organized into three reporting segments – Network Solutions, Test and Measurement and Embedded Solutions.

Our customers include wireless carriers, defense contractors, military and government agencies, satellite communication companies, network equipment manufacturers, tower companies, semiconductor device manufacturers and system integrators.

Our products include components, modules, systems and instruments used across the lifecycle of wireless connectivity and communication development, deployment and testing. Our customers use these products in relation to commercial infrastructure development, the expansion and upgrade of distributed antenna systems, deployment of small cell technology and private long term evolution (“LTE”) networks. In addition, the Company’s products are used in the development and testing of satellite communication systems, radar systems, semiconductor devices, automotive electronics and avionics.

Network Solutions

Our Network Solutions segment is comprised of our Microlab business.

Microlab designs and manufactures a wide selection of radio frequency components and integrated subsystems for signal conditioning and distribution in the wireless infrastructure markets. Microlab products are used in small cell deployments, distributed antenna systems, in-building wireless solutions and cellular base-stations. Microlab is a leader in low passive intermodulation (“PIM”) radio frequency and microwave products for these purposes.

Microlab components possess unique capabilities in the area of broadband frequency coverage, minimal loss and low passive intermodulation. High performance components – such as power combiners, directional couplers, attenuators, terminators and filters – are developed for broadband applications to support commercial in-building wireless networks, public safety networks, rail and transportation deployments, corrosive salt/fog environment build-outs and global positioning system (“GPS”) signal distribution.

Along with components and integrated subsystems, the Microlab portfolio also includes system performance monitoring and timing synchronization solutions. These products include a portfolio of GPS digital repeaters and splitters for cellular timing synchronization as well as a passive systems monitor for real-time diagnostics of an in-building distributed antenna system.

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Test and Measurement

Our Test and Measurement segment is comprised of the Boonton and Noisecom brands.

Boonton

Boonton is a leader in high performance radio frequency (“RF”) and microwave test equipment for radar, avionics, electronic warfare, electromagnetic interference compatibility, and satellite and wireless communications applications.  Used across the semiconductor, military, aerospace, medical and commercial communications industries, Boonton products enable a wide range of radio frequency power measurements and signal analysis for radio frequency product design, production, maintenance and testing.

Boonton designs and produces electronic test and measurement equipment including power meters, power sensors, voltmeters, and audio and modulation analyzers. These products measure and analyze the performance of radio frequency and microwave systems used by the military and commercial sectors. Boonton products are also used to test terrestrial and satellite communications, radar and telemetry. Certain power meter products are designed for measuring signals based on wideband modulation formats, allowing a variety of measurements to be made, including maximum power, peak power, average power and minimum power.

Noisecom

Noisecom is a leader in radio frequency and microwave noise sources for signal jamming, system impairment, reference level comparison and calibration, receiver robustness testing, and jitter injection. Noisecom designs and produces noise generation instruments, calibrated noise sources, noise modules and diodes. Noisecom noise products are used to provide wide band interference and test signals for sophisticated commercial communication and defense applications, and as a stable reference standard for advanced systems found in radar applications and satellite communications. Noise source products:

•	simulate challenging signaling conditions in data and radio frequency transmission systems, such as jitter testing for high speed data lines used in modern computer architecture;

•	send signals for noise measurement to allow wireless receivers and transmitters to be optimized;

•	are used for jamming radio frequency signals, blocking or disturbing enemy radar and other communications and insulating and protecting friendly communications; and

•	comprise components in radar systems as part of built-in test equipment to continuously monitor the radar receiver and in-satellite communications where the use of back-up receivers are becoming more common.

Electronic noise generation devices from Noisecom come in a variety of product types including noise diodes, built-in-test modules (“BITE”), calibrated noise sources, jitter sources, cryogenic noise standards and programmable instruments. Calibrated noise sources are available from audio to millimeter wavelengths in coaxial or waveguide modules.  Programmable instruments are highly configurable and able to generate precise carrier-to-noise, signal-to-noise and broadband white noise levels. Noisecom products are customizable to meet the unique needs of challenging applications and can be designed for high power, high crest factor, and specific filtering.

Embedded Solutions

Our Embedded Solutions segment consists of our subsidiary CommAgility.

CommAgility develops embedded signal processing and radio frequency modules, as well as LTE physical layer and stack software, for 4G and emerging 5G mobile network and related applications. Combining the latest digital signal processing (“DSP”), field programmable gate array (“FPGA”) and radio frequency technologies with advanced, industry-leading software, CommAgility provides compact, powerful and reliable products for integration into high performance test equipment, specialized radio and intelligence systems, and R&D demonstrators.

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CommAgility engineers work closely with customers to provide hardware and software solutions for the most demanding real-time signal processing, test and control challenges in wireless baseband, semiconductor processing, medical imaging, radar and sonar applications. Additionally, CommAgility licenses, implements and customizes LTE physical layer and stack software for private LTE networks supporting satellite communications, the military and aerospace industries, offering our customers unique implementation capabilities built on the LTE standard.

Competitive Strengths

•	We have long-standing relationships with a core group of diverse customers in the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries

•	We are agile in providing highly customized and configured solutions to the customer’s technical specifications

•	We have long-standing, well-established sales channels and relationships which allow us to bring new solutions to market quickly

•	We are diversified across multiple customer segments, providing solutions to enable development, testing and deployment

•	We are an approved vendor at all four of the major US carriers with hundreds of approved Network Solutions products

•	We have an embedded base of products and instruments in our Test & Measurement segment which leads to recurring purchases of our products

Strategy

We will drive organic growth through investments in the development of new products and services for high growth opportunities and in optimization of our core operations.

Network Solutions. We are expanding our product lines to include more active solutions and continuing the evolution of our passive product line. We are investing in the alignment of our RF conditioning solutions toward small cell densification initiatives and 5G development, leveraging our smaller form factors and configuration agility. We will continue to specialize our solutions for wireless communication deployment of new technologies in new markets and remain committed to high quality and high performance.

Test and Measurement. We believe that the increasing complexity and quantity of wireless devices will require more sophisticated and higher throughput test equipment, resulting in growth opportunities for both Boonton and Noisecom. We will continue to provide high performance instruments for RF and microwave test and develop new millimeter wave solutions for the future of wireless connectivity. We expect our investments in R&D will enable us to ensure that our industry leading hardware performance and software throughput capabilities remain ahead of the competition as we target existing and emerging commercial and military applications such as 5G, advanced radar, internet of things, satellite communications and semiconductor development. Our product strategy with both the Boonton and Noisecom product lines is to target larger sections of the market by leveraging our current brand, specialist expertise and distribution channels.

Embedded Solutions. We will continue to support the evolution of the LTE software stack, develop hardware for wider bandwidth applications and take on project-specific customization for our customers. We will continue to invest in technical agility of our solution set to address higher bandwidth requirements, increasing numbers of users, lower costs of ownership, and customization agility.

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Corporate Information

We were incorporated in New Jersey in January 1985 under the name Noise Com, Inc. Our name was changed to Wireless Telecom Group, Inc. in November 1995.

Our principal executive offices are located at 25 Eastmans Road, Parsippany, New Jersey 07054, and our telephone number is (973) 386-9696. Our website is located at www.wirelesstelecomgroup.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety; (ii) the risk factors set forth below (“—Risks Relating to this Offering and Ownership of our Common Stock”) and (iii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement or related free writing prospectus. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

Risks Relating to this Offering and Ownership of our Common Stock

The price of our common stock may fluctuate significantly and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your common stock at or above the price you paid for your common stock in this offering. The market price for our shares could fluctuate significantly for various reasons, including, without limitation:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or earnings estimates, or those of other companies in our industry;

•	failure to meet external expectations or management guidance;

•	the loss of one or more individually large customers, and its impact on our revenues, profitability and financial condition;

•	our creditworthiness, financial condition, performance and prospects;

•	actual or anticipated growth rates relative to our competitors;

•	perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	future announcements concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	our inability to compete in our business with competitors who are significantly larger than us and have much greater resources than us;

•	market and industry perception of our success, or lack thereof, in pursuing our strategy;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, significant contracts or joint ventures;

•	changes in conditions or trends in our industry, geographies or customers;

•	general market, economic and political conditions;
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•	arrival and departure of key personnel;

•	the number of shares of common stock to be publicly traded after this offering;

•	sales of common stock by us, our directors, executive officers or principal shareholders; and

•	adverse resolution of litigation against us.

In addition, stock markets, including the NYSE American, have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities issued by many companies, including companies in our industry. As a result of the factors described above, shareholders may not be able to resell their common shares at or above their purchase price or may not be able to resell them at all. These market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

Our stockholders may experience further dilution if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances stockholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our stockholders may experience dilution in both the book value and fair value of their shares.

Additional acquisitions, investments, joint ventures and other business initiatives may require substantial investment of funds or financings by the issuance of debt or additional equity securities, which may negatively affect the market price of our common stock.

The growth of Wireless Telecom Group through the successful acquisition and integration of complementary businesses is an important component of our corporate strategy. We may also target future acquisitions to expand or add functionality and capabilities to our existing portfolio of products and services. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Any such acquisition, investment, joint ventures or other business collaborations may require substantial investment of funds or financings by the issuance of debt or additional equity or equity-related securities.

Additionally, sales of substantial amounts of shares of common stock (or securities that are convertible into or exercisable or exchangeable for shares of common stock) in the public market, or the perception that these sales may occur, could cause the market price of our shares to decline and could impair our ability to raise additional capital through the sale of our equity securities. To the extent we issue substantial additional shares of common stock, the ownership and voting power of our existing shareholders would be diluted and our earnings per share could be reduced, which may negatively affect the market prices for our shares. If we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure.

We will have broad discretion in the use of proceeds from this offering and our existing cash, cash equivalents and short-term investments, and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

We will have broad discretion in the application of the net proceeds from this offering and our existing cash, cash equivalents and short-term investments. You may not agree with our decisions, and our use of the proceeds and our existing cash, cash equivalents and short-term investments may not improve our results of operation or enhance the value of our common stock. In addition, we may also use a portion of our net proceeds to acquire and invest in complementary products or businesses; however, we currently have no agreements or commitments to complete any such transaction. Investors will be relying on our judgment regarding the use of the net proceeds from this offering. You will not have the opportunity to influence our management’s decisions on how to use the net proceeds from this offering. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our strategy, cause the market price of our common stock to decline, or require us to raise additional capital.

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Failure to maintain effective internal controls in accordance with Sarbanes-Oxley could have a material adverse effect on our business and common stock price.

As a public company with SEC reporting obligations, we are required to document and test our internal control procedures to satisfy the requirements of Section 404(b) of Sarbanes-Oxley, which require annual assessments by management of the effectiveness of our internal control over financial reporting. As a smaller reporting company, we are exempt from the auditor attestation requirement of Section 404(b) of Sarbanes-Oxley.

During the course of our assessment, we may identify deficiencies that we are unable to remediate in a timely manner. Testing and maintaining our internal control over financial reporting may also divert management’s attention from other matters that are important to the operation of our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404(b) of Sarbanes-Oxley. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or its effect on our operations. Moreover, any material weaknesses or significant deficiencies in our internal control over financial reporting may impede our ability to file timely and accurate reports with the SEC. Any of the above could cause investors to lose confidence in our reported financial information or our common stock listing on the NYSE American exchange to be suspended or terminated, which could have a negative effect on the trading price of our common stock.

All of our debt obligations, and any future indebtedness we may incur, will have priority over our shares with respect to payment in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of the Company, our shares of common stock would rank below all debt claims against us. In addition, any convertible or exchangeable securities or other equity securities (including preferred shares) that we may issue in the future may have rights, preferences and privileges more favorable than those of our shares of common stock. Our share capital includes 2,000,000 authorized (but currently unissued) shares of preferred stock. As a result, holders of shares of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of equity securities that rank senior to shares of our common stock, if any, have been satisfied.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock might be influenced by the research and reports that industry or securities analysts publish about us or our business. If any analysts issue adverse or misleading opinions regarding us, our business model, products or stock performance, out stock price could decline and the trading volume of our stock could decline.

We are not currently paying dividends and will likely not pay dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, our outstanding debt restricts us from paying any dividends or making any other distribution or payment on account of our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include acquisitions or investing in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions as of the date of this prospectus. We may also use a portion of net proceeds for capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades, “at the market” offerings as defined in Rule 415 promulgated under the Securities Act or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

There is no established trading market for any security other than our common stock, which is listed on the NYSE American (“NYSE”) under the symbol “WTT.” No assurance can be given as to the liquidity of the trading market for our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that

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stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

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LEGAL MATTERS

Bryan Cave Leighton Paisner LLP, Washington, D.C., will pass upon certain legal matters for us. The validity of the shares of common stock offered by this prospectus will be passed upon for us by McCarter & English, LLP, Newark, New Jersey. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

PKF O’Connor Davies, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Wireless Telecom Group, Inc. included in our Annual Report on Form 10-K, as of and for the years ended December 31, 2017 and 2016 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Wireless Telecom Group, Inc. are incorporated by reference in reliance on PKF O’Connor Davies, LLP’s report, given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 9, 2018 and August 9, 2018, respectively;

•	Our Current Reports on Form 8-K filed on June 11, 2018 and August 27, 2018; and

•	The description of our Common Stock contained in our Current Report on Form 8-K filed with the SEC on August 27, 2018.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

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You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov), or you may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain these documents from us, without charge, by writing or calling us at the following address:

Wireless Telecom Group, Inc.

25 Eastmans Road

Parsippany, New Jersey 07054

(973) 386-9696

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address:

Wireless Telecom Group, Inc.

25 Eastmans Road

Parsippany, New Jersey 07054

(973) 386-9696

Our website is http://www.wirelesstelecomgroup.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room in Washington, D.C., which is located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.

disclosure of commission position on
indemnification for securities act liabilities

New Jersey Business Corporation Act

New Jersey’s Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers for damages arising from certain breaches of fiduciary duty. Our certificate of incorporation includes a provision eliminating the personal liability of our directors and officers of the company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts or omissions in violation of directors’ and officers’ fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director’s or officer’s duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. Our certificate of incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company also has in

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effect a policy of insurance covering all of its directors and officers against certain liabilities and reimbursing the company for obligations for which it occurs as a result of its indemnification of such directors, officers and employees. The current policy covers the period through November 30, 2018 and the Company intends to renew that coverage at the end of the existing policy period.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will either rely upon the opinion of counsel as to whether or not to pay indemnification, or submit the matter to a court of appropriate jurisdiction.

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Up to $12,000,000

WIRELESS TELECOM GROUP, INC.

Common Stock

Prospectus Supplement

B. Riley Securities

July 21, 2021